UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 24, 2005

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47266 Benicia Street, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 354-0300

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

In our Form 8-K filed on Friday, June 17, 2005, the company described a secured loan agreement with Agility Capital, LLC, a notice of default by Agility Capital, LLC, and the freezing of the company’s bank accounts. A clarification of current status is as follows.

Agility Capital, LLC has confirmed receipt of $456, 420.16 taken from Cardima’s frozen bank accounts, and has noticed a balance due of $300,279.84. At the company’s request, Agility has consented to lift their exclusive control of Cardima’s operating bank account until July 15, 2005, at which time Agility reserves the right to exercise exclusive control. Upon full repayment of balance due, Agility will terminate its security interest in Cardima’s bank accounts and release any restrictions Agility may have a right to impose on those accounts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: June 24, 2005	By:	/s/ Gabriel B. Vegh
Gabriel B. Vegh Chief Executive Officer

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